EXHIBIT 32.0

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

I, Helena R. Santos, the Chief Executive Officer and Acting Chief Financial Officer of Scientific Industries, Inc. (the “Company”), certify, to the best of my knowledge that:

1.	I have reviewed this Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2022 (the “Quarterly Report”);

2.	the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Scientific Industries, Inc.

Scientific Industries, Inc.

Date: May 16, 2022	By:	/s/ Helena R. Santos
Helena R. Santos
Chief Executive Officer and
Acting Chief Financial Officer